EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002 except for the subsequent events described in Note 9 as to which the date is March 15, 2002, relating to the financial statements, which appears in AdStar, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP


Los Angeles, California
May  21, 2002